Exhibit 99.2

EVOLUTION METALS LLC FINANCIAL STATEMENTS

Page
Audited Financial Statements of Evolution Metals LLC as of December 31, 2025 and 2024 and for the Year Ended December 31, 2025 and for the Period from February 8, 2024 (inception) to December 31, 2024
Report of Independent Registered Public Accounting Firm PCAOB ID 1195	F-2
Balance Sheet as of December 31, 2025 and 2024	F-3
Statement of Operations for the Year Ended December 31, 2025 and for the Period from February 8, 2024 (inception) to December 31, 2024	F-4
Statement of Changes in Member’s Deficit for the Year Ended December 31, 2025 and for the Period from February 8, 2024 (inception) to December 31, 2024	F-5
Statement of Cash Flows for the Year Ended December 31, 2025 and for the Period from February 8, 2024 (inception) to December 31, 2024	F-6
Notes to Financial Statements	F-7

Report of Independent Auditors

To the Board of Directors of and
Stockholders of Evolution Metals and
Technologies Corp.

Opinion on the Consolidated financial statements

We have audited the accompanying consolidated balance sheets of Evolution Metals LLC (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations, member’s deficit, and cash flows for the year ended December 31, 2025 and the period from February 8, 2024 (Inception) to December 31, 2024, and the related notes to the consolidated financial statements (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended December 31, 2025 and the period from February 8, 2024 (Inception) to December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company consummated its business combination subsequent to December 31, 2025. However, the Company’s business plan is dependent on future financing, and the Company’s working capital is not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events, conditions and plans regarding these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty, and our opinion is not modified with respect to that matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

/s/ UHY LLP

New York, New York

March 31, 2026

EVOLUTION METALS LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$11,684,923	$2,614,710
Prepaid expenses and other current assets	58,679	23,191
Notes receivable, current, net	1,493,348	957,717
Notes receivable, related party, net	4,167,451	1,624,850
Convertible notes receivable, net	—	1,981,420
Total current assets	17,404,401	7,201,888
Deferred transaction costs	9,265,298	3,994,751
Notes receivable, net of current portion, net	—	4,500,000
TOTAL ASSETS	$26,669,699	$15,696,639

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable	$4,651,165	$1,523,278
Accrued expenses	339,471	84,337
Notes payable, related party	483,582	—
July Investment Agreement Derivative (Note 8)	379,204,796	53,231,638
CPU Share Allocation Obligations (Note 8)	292,679,981	10,231,516
Total current liabilities	677,358,995	65,070,769
TOTAL LIABILITIES	677,358,995	65,070,769

COMMITMENTS AND CONTINGENCIES (NOTE 13)

MEMBERS’ DEFICIT
Member units, voting, $0.0001 par value; unlimited units authorized as of December 31, 2025 and 2024; 100,000 and 1,000,000 units issued and outstanding as of December 31, 2025 and 2024, respectively	10	100
Member units, non-voting, $0.0001 par value; unlimited units authorized as of December 31, 2025; 900,000 units issued and outstanding as of December 31, 2025; No units authorized, issued and outstanding as of December 31, 2024	90	—
Convertible preferred units, $0.0001 par value; unlimited units authorized as of December 31, 2025 and 2024, 59,671,021 and 35,230,021 units issued and outstanding as of December 31, 2025 and 2024, respectively	26,261,904	9,587,352
Accumulated deficit	(676,957,426)	(58,961,582)
Accumulated other comprehensive income	6,126	—
TOTAL MEMBERS’ DEFICIT	(650,689,296)	(49,374,130)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$26,669,699	$15,696,639

The accompanying notes are an integral part of these consolidated financial statements.

EVOLUTION METALS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended December 31, 2025	For the Period from February 8, 2024 (inception) to December 31, 2024
Operating expenses:
General and administrative expenses	$7,948,985	$3,598,833
Sales and marketing	341,804	202,641
Loss from operations	(8,290,789)	(3,801,474)

Other income (expense):
Change in fair value of CPU Share Allocation Obligations	(274,278,481)	(1,860,869)
Change in fair value of July Investment Agreement Derivative	(325,973,158)	(15,571,302)
Day one loss on CPU Share Allocation Obligations	(403,536)	(227,994)
Day one loss on July Investment Agreement Derivatives	—	(20,160,319)
Interest income	117,772	779,206
Allowance for credit losses	(9,417,652)	(18,118,830)
Other income	250,000	—
Total other expense, net	(609,705,055)	(55,160,108)

Net loss	$(617,995,844)	$(58,961,582)
Other comprehensive income (loss):
Foreign currency translation adjustment	6,126	—
Total other comprehensive income	6,126	—
Comprehensive loss	$(617,989,718)	$(58,961,582)

Weighted average participating member units, basic and diluted	1,000,000	1,000,000
Net loss per participating member units, basic and diluted	$(618.00)	$(58.96)

The accompanying notes are an integral part of these consolidated financial statements.

EVOLUTION METALS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2025 AND FOR THE PERIOD FROM

FEBRUARY 8, 2024 (INCEPTION) TO DECEMBER 31, 2024

	Member Units, Voting		Member Units, Non-Voting		Convertible Preferred Units		Accumulated	Accumulated Other Comprehensive	Members’
	Units	Amount	Units	Amount	Units	Amount	Deficit	Income	Deficit
Balance, February 8, 2024 (inception)	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of member units	1,000,000	100	—	—	—	—	—	—	100
Issuance of convertible preferred units	—	—	—	—	35,230,021	9,587,352	—	—	9,587,352
Net loss	—	—	—	—	—	—	(58,961,582)	—	(58,961,582)
Balance, December 31, 2024	1,000,000	100	—	—	35,230,021	9,587,352	(58,961,582)	—	(49,374,130)
Issuance of convertible preferred units	—	—	—	—	24,441,000	16,674,552	—	—	16,674,552
Conversion of member units, voting to member units non-voting	(900,000)	(90)	900,000	90	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	6,126	6,126
Net loss	—	—	—	—	—	—	(617,995,844)	—	(617,995,844)
Balance, December 31, 2025	100,000	$10	900,000	$90	59,671,021	$26,261,904	$(676,957,426)	$6,126	$(650,689,296)

The accompanying notes are an integral part of these consolidated financial statements.

EVOLUTION METALS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2025	For the Period from February 8, 2024 (inception) to December 31, 2024
Cash flows from operating activities
Net loss	$(617,995,844)	$(58,961,582)
Adjustments to reconcile net loss to net cash used in operating activities
Allowances for credit losses	9,417,651	18,118,830
Day one loss on CPU Share Allocation Obligations	403,536	227,994
Day one loss on July Investment Agreement Derivatives	—	20,160,319
Change in fair value of CPU Share Allocation Obligations	274,278,481	1,860,869
Change in fair value of July Investment Agreement Derivative	325,973,158	15,571,302
Share-based compensation	—	40,000
Paid in kind – interest	—	(709,467)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(35,527)	(23,191)
Accounts payable	(909,067)	576,731
Accrued expenses	255,134	87
Net cash used in operating activities	(8,612,478)	(3,138,108)

Cash flows from investing activities
Collection of notes receivable	200,000	—
Issuance of notes receivable, related party	(5,085,201)	(3,249,700)
Issuance of notes receivable	(1,127,262)	(10,723,650)
Acquisition of notes receivable	(2,000)	—
Issuance of convertible notes receivable	—	(12,500,000)
Net cash used in investing activities	(6,014,463)	(26,473,350)

Cash flows from financing activities
Proceeds from issuance of convertible preferred units	24,441,000	17,730,005
Proceeds from notes payable, related party	489,737	—
Proceeds from July Investment Agreement	—	17,500,017
Proceeds from issuance of member units	—	100
Payments for deferred transaction costs	(1,233,737)	(3,003,954)
Net cash provided by financing activities	23,697,000	32,226,168
Effect of exchange rate changes on cash	154	—
Net change in cash	9,070,213	2,614,710
Cash, beginning of period	2,614,710	—
Cash, end of period	$11,684,923	$2,614,710

Supplemental cash flow information:
Taxes paid	$—	$—
Interest paid	$—	$—

Supplemental disclosure of noncash investing and financing activities:
Fair value of CPU Share Allocation Obligations issued in connection with issuance of certain convertible preferred units	$8,169,984	$8,370,647
Fair value of July Investment Agreement Derivative issued in connection with issuance of certain convertible preferred units	$—	$37,660,336
Deferred transaction costs included within accounts payable and accrued expenses	$4,036,954	$990,797

The accompanying notes are an integral part of these consolidated financial statements.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Evolution Metals LLC (the “Company” or “EM LLC”) was formed in Delaware in February 2024 to develop a secure, reliable global supply chain for critical minerals and materials (“CMM”), leveraging advanced technologies and strategic consolidation of midstream and downstream manufacturers. The Company will support key industries, such as automotive while driving a sustainable future through efficient processing and the application of cutting edge robotics and artificial intelligence (“AI”). The Company has two wholly owned subsidiaries: EM LLC (Korea), incorporated in South Korea on January 10, 2025, and EMT Sub Co. Ltd (“EMT Sub”) incorporated in South Korea on January 21, 2025.

To achieve this vision, the Company entered into equity purchase agreements during 2024 to acquire a controlling equity interest in four separate Korean entities (collectively, the “Four Entities”) critical to the CMM supply chain in order to combine initial capabilities believed to serve as the foundation for the Company’s growth — transforming raw materials into essential components for further manufacturing; recycling lithium batteries; producing materials that are essential feedstocks used in the production of advanced magnets, which include (a) bonded magnets that are vital components in various high-tech applications (including automotive, aerospace, and consumer electronics industries) and (b) sintered magnets that are crucial for high-performance applications (particularly in the defense and aerospace sectors where precision and durability are paramount); developing AI software and machines to drive automation, innovation, and efficiency to reduce labor costs, lower manufacturing reject rates, and automating the quality of control processes.

Upon completion of the acquisition of the Four Entities, the Company is expected to produce materials annually, including magnets and battery metals to meet the growing global demand driven by the electrification of transportation, the expansion of green energies, advancements in healthcare technologies, military and defense manufacturing, and consumer appliances, among others.

On April 1, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Welsbach Technology Metals Acquisition Corp., a Delaware corporation (“WTMA”), WTMA Merger Subsidiary LLC, a Delaware limited liability company and direct wholly owned subsidiary of WTMA (“Merger Sub”), and NewCo Inc., a Delaware corporation (“NewCo”) and William David Wilcox Jr., as the sole stockholders of NewCo. On November 6, 2024, the Company, WTMA and Merger Sub entered into an Amended and Restated Agreement and Plan of Merger, as amended by the November 11, 2024 Amendment No 1 to Amended and Restated Agreement and Plan of Merger, the February 10, 2025 Amendment No 2 to Amended and Restated Agreement and Plan of Merger, the March 31, 2025 Amendment No 3 to Amended and Restated Agreement and Plan of Merger, the June 11, 2025 Amendment No. 4 to Amended and Restated Agreement and Plan of Merger, the July 21, 2025 Amendment No. 5 to Amended and Restated Agreement and Plan of Merger, and the January 5, 2026 Amendment No. 6 to Amended and Restated Agreement and Plan of Merger (collectively, the “Amended Merger Agreement”). The Amended Merger Agreement provides that Merger Sub will be merged with and into the Company, with the Company being the surviving corporation and resulting in EM LLC being a wholly owned subsidiary of WTMA (the “Merger” and, collectively with the other transactions contemplated by the Amended Merger Agreement, the “Business Combination”). The consummation of the transactions contemplated by the Amended Merger Agreement are conditioned on the consummation of the acquisition of the Four Entities.

On May 14, 2025, the initial Registration Statement on Form S-4 relating to the Business Combination was declared effective by the SEC. On July 29, 2025 and August 7, 2025, WTMA filed Post-Effective Amendments to its Registration Statement on Form S-4 relating to the Business Combination. The Registration Statement, as amended, was declared effective by the SEC on August 8, 2025.

On January 5, 2026, the Company completed the acquisitions of the Four Entities and then subsequently consummated the Business Combination contemplated by the Amended Merger Agreement (the “Closing”). After consummation of the Business Combination, WTMA changed its name to Evolution Metals & Technologies Corp. (such post-closing entity is referred to as “New EM”). On January 6, 2026, New EM’s common stock began to trade on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “EMAT” (see Note 4).

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Liquidity and Going Concern

Historically, the Company’s primary sources of liquidity have been cash flows from issuance of convertible preferred units. The Company reported a net loss of approximately $617,996,000 for the year ended December 31, 2025. As of December 31, 2025, the Company had an aggregate cash balance of approximately $11,685,000 and a net working capital deficit of approximately $659,955,000. These are indicators of substantial doubt as to the Company’s ability to continue as a going concern for at least one year from issuance of these consolidated financial statements.

On January 5, 2026, the Company consummated the Business Combination and is now focused on executing its post-combination operating plan and capital formation strategy. The Business Combination did not include significant external financing at closing, and the Company expects to require additional capital to support its operations and growth initiatives. Management is actively pursuing additional sources of capital, including equity and strategic financing arrangements.

Based on the Company’s current liquidity position and expected operating needs, management has concluded that substantial doubt about the Company’s ability to continue as a going concern has not been alleviated. The Company expects to address its liquidity requirements through the execution of its capital-raising plans and the continued development of its operating business.

The Company’s future capital requirements will depend on many factors, including the Company’s timing and extent of its research and the acquisition of processing facilities. In order to finance these opportunities and associated costs, the Company would need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through additional equity raises. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to it or at all. If the Company is unable to raise additional capital on acceptable terms when needed, its product development business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation:  The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), expressed in U.S. dollars. References to GAAP issued by the FASB in these accompanying notes to the consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). The consolidated financial statements have been prepared assuming the Company will continue as a going concern.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company:    The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups (“JOBS”) Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Use of Estimates:    The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The Company’s most significant assumptions and estimates relate to the estimation of the allowance for credit losses, fair value of the July Investment Agreement Derivative, and the fair value of the CPU Share Allocation Obligations, which includes the post-money valuation of the Company, (see Note 8 and Note 12). These estimates are based on assumptions which management believes are reasonable. The Company evaluates its estimates on an ongoing basis and makes revisions to these estimates.

Foreign Currency Translation and Transactions:    The Company’s reporting currency is the U.S. dollar. The functional currency of each entity in the group is the currency of the primary economic environment in which it operates. Transactions in foreign currencies are initially recorded into functional currency at the rates of exchange prevailing on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured into functional currency at the rates of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are remeasured to the functional currency at exchange rates that prevailed on the date of inception of the transaction.

Assets and liabilities are translated using the exchange rate in effect as of the balance sheet date. Expenses are translated using the average exchange rates in effect for the periods presented. The effects of translating these consolidated financial statements from functional currency to reporting currency are recorded in accumulated other comprehensive income or loss as a component of member’s equity. For the year ended December 31, 2025 a translation gain of approximately $6,000 was recognized and for the period from February 8, 2024 (inception) to December 31, 2024, no translation gain was recognized.

Gains and losses resulting from transactions denominated in a currency other than the functional currency of the entity are included in other (expense) income, net in the consolidated statements of operations and comprehensive loss using the average exchange rates in effect during the period.

Segment Information:    ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is the manager, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics including operating expenses and cash and cash equivalents. The measure of segment assets is reported on the consolidated balance sheets as total assets.

Operating expenses, inclusive of general and administrative costs and sales and marketing costs, are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to fund operations until the Business Combination closes. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. The categories of operating expenses, as reported on the consolidated statements of operations and comprehensive loss, are the significant segment expenses provided to the CODM on a regular basis.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Cash and Cash Equivalents:    The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk:    Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution and notes receivable. Cash accounts in a financial institution may at times exceed the Federal Depository Insurance Corporation limit. The amount over these insured limits as of December 31, 2025 was approximately $11,425,000. As of December 31, 2025, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

The Company is subject to potential credit risk related to business, economic and financial market conditions that affect entities it has advanced amounts to which has been heightened as a result of recent economic and financial market conditions, including in connection with the uncertainties and challenges in the overall economy, including, among other things, inflationary pressure and increased interest rates. Certain entities that have received advances from the Company have experienced significant financial difficulties (including bankruptcy), and others may experience financial difficulties in the future. These difficulties expose the Company to increased risk related to collectability.

Fair Value of Financial Instruments:    ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2:	Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

Level 3:	Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of the following techniques noted in ASC 820:

●	Market approach: Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

●	Cost approach: Amount that would be required to replace the service capacity of an asset (replacement cost).

●	Income approach: Techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option pricing, and excess earnings models).

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company believes its valuation methods are appropriate and consistent with other market participants, however the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company’s financial instruments with a carrying value that approximates fair value consist of cash and cash equivalents, prepaid and other current assets, notes receivable, convertible notes receivable, accounts payable and accrued expenses because of the short-term nature or expected settlement dates of these instruments. The Company’s financial instruments that are measured at fair value on a recurring basis consist of money market funds, the July Investment Agreement Derivative (see Note 8 and Note 12) and the CPU Share Allocation Obligations (see Note 8 and Note 12).

Notes Receivable:    Notes receivable consists of secured and unsecured promissory notes with no conversion features and was accounted for as receivables in the scope of ASC 310, “Receivables” (“ASC 310”), which was initially recorded at present value and subsequently re-measured at amortized cost (see Note 5). Notes receivable is reported net of an allowance for credit losses on the accompanying consolidated balance sheets.

Convertible Notes Receivable:    Convertible notes receivable consists of convertible promissory notes that can convert into a privately held company’s equity securities at the Company’s election and was accounted for as receivables in the scope of ASC 310, which was initially recorded at present value and subsequently re-measured at amortized cost (see Note 6). The notes did not meet the definition of a debt security in the scope of ASC 320, “Investments — Debt Securities” (“ASC 320”). Convertible notes receivable were reported net of an allowance for credit losses on the accompanying consolidated balance sheets.

Allowance for Credit Losses:    The Company recognizes an allowance for credit losses on notes receivable, convertible notes receivable and notes receivable — related party (collectively, the “Outstanding Receivables”) in an amount equal to the estimated probable losses net of recoveries. The Company currently monitors financial conditions of the companies it has Outstanding Receivables owed from on a continuing basis. After considering current economic conditions and financial stability of its Outstanding Receivables counterparties, an allowance for credit losses is maintained in the consolidated balance sheets at a level which management believes is sufficient to cover all probable future credit losses as of the balance sheet date based on specific reserves and an expectation of future economic conditions that might impact collectability.

The Company classifies loans as non-accrual and recognizes income only to the extent cash is received when there is reasonable doubt about collectability of principal and interest. Management used judgment in reaching this determination for all Outstanding Receivables. When a loan is placed on non-accrual status, all previously accrued but uncollected interest is reversed or charged off as a provision for credit losses and the accrual of interest income is discontinued. If a payment is received when a loan is non-accrual, the payment is applied to the principal balance. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. As of December 31, 2025, the convertible notes receivable were classified as non-accrual (see Note 6). As of December 31, 2024, there were no Outstanding Receivables classified as non-accrual.

Outstanding Receivables are carried at amortized cost, net of allowances for credit losses. Amortized cost approximated book value as of December 31, 2025 and 2024. After all reasonable attempts to collect a receivable have failed, the amount of the receivable is written off against the allowance.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

The following table represents a roll forward of the allowance for credit losses for the year ended December 31, 2025 and for the period from February 8, 2024 (inception) to December 31, 2024:

	Notes receivable	Convertible notes receivable	Notes receivable – related party
Allowance Balance, February 8, 2024 (Inception)	$—	$—	$—
Provision	5,265,933	11,228,047	1,624,850
Write offs	—	—	—
Recoveries and other	—	—	—
Allowance Balance, December 31, 2024	$5,265,933	$11,228,047	$1,624,850
Provision	4,893,632	1,981,420	2,542,600
Write offs	—	—	—
Recoveries and other	—	—	—
Allowance Balance, December 31, 2025	$10,159,565	$13,209,467	$4,167,450

An aging analysis of the Company’s past due Outstanding Receivables was as follows:

	1-30 Days Past Due	31-60 Days Past Due	Greater than 61 Days Past Due	Total
December 31, 2025
Notes Receivable	$—	$9,000,000	$331,785	$9,331,785
Convertible Notes Receivable (not accruing interest)	—	—	13,209,467	13,209,467
Notes Receivable, Related Party	—	—	—	—
	$—	$9,000,000	$13,541,252	$22,541,252

	1-30 Days Past Due	31-60 Days Past Due	Greater than 61 Days Past Due	Total
December 31, 2024
Notes Receivable	$—	$—	$—	$—
Convertible Notes Receivable	13,209,467	—	—	13,209,467
Notes Receivable, Related Party	—	—	—	—
	$13,209,467	$—	$—	$13,209,467

For the year ended December 31, 2025, the interest income that would have been recorded under original terms was $2,008,969. For the year ended December 31, 2025, interest income actually received in cash was $0. For the year ended December 31, 2025, the interest income forgone was $2,008,969.

Convertible Preferred Units:    Convertible preferred units consist of preferred units issued with either (i) an option to convert into New EM common shares at the option of the holders or (ii) automatic conversion into New EM Common Stock ninety days after closing of the Business Combination. (see Note 4). The convertible preferred units are accounted for as permanent equity in the scope of ASC 815, “Derivatives and Hedging” (“ASC 815”) and recorded at fair value which is representative of the proceeds received (see Note 10).

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Derivative Liabilities:    Certain agreements the Company entered into either require the Company to issue or provide the Company the option to issue a variable number of shares of New EM common shares to certain investors and vendors. The Company applies ASC 480, “Distinguishing Liabilities and Equity” (“ASC 480”), ASC 815, and ASC 718, “Compensation — Stock Compensation” (“ASC 718”) in its evaluation of the terms of each agreement. Financial instruments that were identified in each agreement and

●	meet the criteria to be accounted for as a liability in accordance with ASC 480 were reported at fair value at issuance and were re-measured to fair value each reporting period with changes in the estimated fair value of the liability recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss;

●	do not meet the criteria to be accounted for as a liability in accordance with ASC 480 and do not meet the criteria to be accounted for as equity in accordance with ASC 815 are accounted for as a liability and were reported at fair value at issuance and were re-measured to fair value each reporting period with changes in the estimated fair value of the liability recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss;

●	meet the criteria of a liability-classified share-based payment transaction in accordance with ASC 718 were measured based on the fair value of the transaction on the date of grant and remeasured to fair value each reporting period until settlement or cancellation.

Agreements where multiple financial instruments are identified that would individually warrant separate accounting as a derivative instrument are bundled together as a single, compound embedded derivative that is bifurcated and accounted for separately from the host contract in accordance with ASC 815.

Impairment of Long-Lived Assets:    The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that an asset group’s carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analysis in accordance with ASC 360-10, “Impairment or Disposal of Long-Lived Assets” (“ASC 360-10”), which requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset group is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value. The Company did not record impairment losses during the year ended December 31, 2025 and the period from February 8, 2024 (inception) to December 31, 2024.

Business Combinations and Asset Acquisitions:    The Company evaluates each acquisition transaction to determine whether the acquired asset meets the definition of a business and therefore should be accounted for as a business combination, or if the transaction should be accounted for as an asset acquisition. Under ASC 805, “Business Combinations” (“ASC 805”), an acquisition does not qualify as a business when substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets. If the Company determines that the screen test is met, the transaction is accounted for as an asset acquisition. If the screen test is not met, the Company further considers whether the acquisition includes, at a minimum, inputs and processes that have the ability to create outputs in the form of revenue. If the assets acquired meet this criteria, the transaction is accounted for as a business combination.

The Company accounts for acquisitions that qualify as asset acquisitions utilizing a cost accumulation model whereby the purchase price of the acquisition is allocated to the assets acquired on a relative fair value basis on the date of acquisition. Inputs used to determine such fair values are primarily based upon internally developed models, publicly-available information, a risk-adjusted discount rate and/or publicly-available data regarding transactions consummated by other market participants, as applicable.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company accounts for business combinations under the acquisition method of accounting under ASC 805, whereby identifiable assets acquired, liabilities assumed and any noncontrolling interest in the acquiree are recognized and measured as of the acquisition date at fair value. Goodwill is recognized to the extent by which the aggregate of the acquisition-date fair value of the consideration transferred and any noncontrolling interest in the acquiree exceeds the recognized basis of the identifiable assets acquired, net of assumed liabilities. Determining the fair value of assets acquired, liabilities assumed, and noncontrolling interest requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash flows, discount rates and asset lives among other items.

Transaction-related costs related to asset acquisitions are capitalized as part of the cost basis of the acquired assets. Transaction-related expenses and restructuring costs that are deemed to be part of an acquisition of a business are expensed as incurred.

Deferred Transaction Costs:    Commissions, legal fees and other costs that are direct and incremental costs directly related to the contemplated reverse capitalization transaction (see Note 4 and Note 15) are capitalized as deferred transaction costs until the consummation of the transaction. The costs will be reclassified to additional paid-in capital upon the closing of the transaction. If the transaction does not close, these transaction costs will be written off to general and administrative expenses at such time the transaction is determined to be unsuccessful. As of December 31, 2025 and 2024, deferred transaction costs totaling approximately $9,265,000 and $3,995,000, respectively, were recorded on the accompanying consolidated balance sheets related to the anticipated reverse capitalization (see Note 4 and Note 15).

Share-Based Compensation Cost:    Compensation cost attributable to liability-classified share-based payment transactions is recorded over the vesting term of a share-based payment transaction, net of estimated forfeitures. Changes in the estimated vesting term are determined each reporting period and prospectively applied to the unrecognized compensation cost associated with an unvested transaction. Changes in the fair-value-based measure are recognized as compensation cost (with a corresponding increase or decrease in the share-based liability) either immediately if the award is vested or based on the percentage of the vesting term that has completed if the award is unvested.

A modification of a liability-classified award is accounted for as an exchange of an original award for a new award and is accounted for by calculating the award’s fair-value-based measure and multiplying this amount by the percentage of the service rendered as of the modification date. Compensation cost is adjusted for the difference between the cumulative cost recognized for the modified award the cumulate cost recognized for the original award.

Net Loss Per Unit:    Net loss per unit is calculated and reported under the “two-class” method, which is an earnings allocation model that treats participating securities as having rights to earnings that otherwise would have been available to holders of member units. Under the two-class method, earnings for the period are required to be allocated between member units and participating securities based upon their respective rights to receive distributed and undistributed earnings. For net loss per share computation purposes, the Company’s member units, voting and member units, non-voting are considered one single class of common equity because both classes have the same dividend and liquidation rights. The Company’s convertible preferred units do not participate in the earnings or losses of the Company and are therefore not participating securities.

Basic net loss per unit is computed by dividing net loss for the period by the weighted average number of member units outstanding during the period. In periods when the Company is in a net loss position, potentially dilutive securities are excluded from the computation of diluted net loss per unit because their inclusion would have an anti-dilutive effect. Thus, basic net loss per unit is the same as diluted net loss per unit.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Diluted net loss per unit is computed similar to basic net loss per unit except that the denominator is increased to include the potential dilutive effect of member unit equivalents on the average number of member units outstanding during the period. As of December 31, 2025 and 2024, there are no potentially dilutive securities currently issued and outstanding.

Income Taxes:    The Company is treated as a partnership for U.S. federal and most applicable state and local income tax purposes effective May 16, 2025. As a partnership, the Company is not subject to U.S. federal and certain state and local income taxes. Any taxable income or loss generated by the Company is passed through to and included in the taxable income or loss of its members on a pro rata basis. As such, no recognition of federal or state income taxes for the Company has been provided for in the accompanying consolidated financial statements.

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”), which prescribes a recognition threshold and measurement process for accounting for uncertain tax positions and also provides guidance on various related matters such as derecognition, interest, penalties, and disclosures required. The Company does not have any entity-level uncertain tax positions. The Company files income tax returns in the U.S. federal jurisdictions, various state jurisdictions, and Korea. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three years from filing a tax return.

Recent Accounting Pronouncements, adopted:

ASU 2023-09, “Improvements to Income Tax Disclosures” (“ASU 2023-09”) provide more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid. The update is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The adoption of this standard resulted in additional tax disclosures in the consolidated financial statements.

ASU 2024-01, “Compensation-Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards” (“ASU 2024-01”) introduces updates to accounting standards related to the classification and measurement of financial instruments under ASC 320. The update primarily focuses on clarifying guidance for equity securities, debt instruments, and other financial assets, particularly in the areas of fair value measurement and impairment recognition. It aims to improve consistency and comparability in the reporting of financial instruments by refining the criteria for classifying securities and enhancing the methodology for recognizing and measuring impairments. ASU 2024-01 also mandates additional disclosures to provide greater transparency around the valuation techniques and assumptions used in determining the fair value of financial instruments. The update is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The adoption of this standard did not have a material impact on the consolidated financial statements.

ASU 2024-02, “Codification Improvements-Amendments to Remove References to the Concepts Statements” (“ASU 2024-02”) updates accounting standards for revenue recognition, lease accounting, and impairment of long-lived assets. ASU 2024-02 provides enhanced guidance for estimating variable consideration, accounting for contract modifications, determining lease terms, and simplifying impairment testing for long-lived assets. It also introduces increased disclosure requirements for financial instruments and derivatives. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and disclosures.

Recent Accounting Pronouncements, not yet adopted:

ASU 2024-03, “Disaggregation of Income Statement Expenses (“DISE”)” (“ASU 2024-03”) requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosure about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and disclosures.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative” (“ASU 2023-06”) incorporates several disclosure and presentation requirements currently residing in SEC Regulation S-X and S-K into the ASC. The amendments are applied prospectively and are effective when the SEC removes the related requirements from Regulation S-X and S-K. Any amendments the SEC does not remove by June 30, 2027 will not be effective. Early adoption is prohibited. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and disclosures.

ASU 2025-03, “Business Combination and Consolidation: Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity” (“ASU 2025-03”) provides clarifying guidance on determining the accounting acquirer in certain transactions involving VIEs. The update aims to improve consistency and comparability in financial reporting, especially when companies merge with a special-purpose acquisition company (“SPAC”). ASU 2025-03 requires entities to apply the same factors used for determining the accounting acquirer in other acquisition transactions. Essentially, it aims to make financial reporting more comparable and decision-useful for investors by ensuring that the accounting acquirer is appropriately identified in acquisitions of VIEs, particularly in SPAC transactions. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026 including interim periods within those annual periods, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, consolidated statements of operations and comprehensive loss and consolidated statements of cash flow

Note 4 — Proposed Business Combination

Merger Agreement with Welsbach Technology Metals Acquisition Corp

Key terms of the Amended Merger Agreement include, but are not limited to, the following:

●	Each issued and outstanding share of the Company’s voting member units, nonvoting member units, and convertible preferred units on an as-converted basis will automatically be cancelled and converted into the right to receive the number of shares of New EM common stock in accordance with the Amended Merger Agreement.

●	Total consideration consisted of (i) 416,436,066 shares of New EM common stock in exchange for the Company’s voting member units issued and outstanding immediately prior to the Merger, (ii) 62,601,409 shares of New EM common stock in exchange for the Company’s nonvoting member units issued and outstanding immediately prior to the Merger, and (iii) 109,436,178 shares of New EM common stock in exchange for the Company’s convertible preferred units issued and outstanding immediately prior to the Merger.

●	The New EM board of directors after the Closing will consist of six directors, which shall initially include six director nominees designated by the Company and reasonably acceptable to WTMA.

●	The obligations of the Company to consummate the Merger are conditioned on, among other things, that as of the Closing, New EM would have available to it a positive amount of cash after giving effect to (x) the amount in the WTMA trust account as of the Closing, after deducting the amount required to satisfy WTMA’s obligations to its stockholders (if any) that exercise their rights to redeem all or a portion of their shares of WTMA common stock pursuant to the WTMA charter and certain WTMA and EM LLC transaction expenses, plus (y) the amount of funding actually received by WTMA from its private investment in public equity offering prior to or substantially concurrently with the Closing, plus (z) the aggregate gross proceeds received or to be received by WTMA or EM LLC pursuant to any agreement or arrangement entered into prior to or substantially concurrently with the Closing in connection with the issuance or other grant of any interests of WTMA or EM LLC or any of WTMA’s subsidiaries, if any (the “Minimum Available Cash Condition”). The Minimum Available Cash Condition is for the sole benefit of EM LLC.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Proposed Business Combination (cont.)

●	The Closing is subject to certain conditions, including, but not limited to, the approval of the Company’s voting member and the approval of the stockholders of WTMA. Holders of WTMA’s public shares will have the opportunity to redeem all or a portion of their public shares for cash in connection with the Business Combination.

In connection with the Amended Merger Agreement, the Company entered into a Sponsor Support and Lock-Up Agreement with WTMA, Welsbach Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”), and certain officers and directors of WTMA (“Sponsor Persons”) on November 6, 2024 and amended on February 10, 2025 WTMA (collectively, the “Amended Sponsor Support and Lock-Up Agreement”). Pursuant to the Amended Sponsor Support and Lock-Up Agreement, the Sponsor and Sponsor Persons agreed to, among other things, vote all of its shares of WTMA common stock (as defined within the Amended Sponsor Support and Lock-Up Agreement) in favor of the Amended Merger Agreement and the Business Combination. Also pursuant to the Amended Sponsor Support and Lock-Up Agreement, the Sponsor and Sponsor Persons agreed to certain customary lock-up restrictions on their ability to transfer their WTMA common stock and the shares of New EM common stock they will receive at closing of the Business Combination until the third anniversary of the close of the Business Combination.

In connection with the Amended Merger Agreement, the Company also entered into an EM Equityholder Support and Lock-Up Agreement with WTMA and the sole member of the Company on November 6, 2024 and amended on February 10, 2025 (collectively and as further supplemented, the “Amended EM Equityholder Lock-Up Agreement”). Pursuant to the Amended EM Equityholder Lock-Up Agreement, the sole voting member of the Company agreed to execute and deliver written consents with respect to the Company’s outstanding voting member units to adopt the Amended Merger Agreement and related transactions, approving the Business Combination. Also pursuant to the Amended EM Equityholder Lock-up Agreement, the holders of the member units of EM LLC agreed to certain customary lock-up restrictions on their ability to transfer their EM LLC common units and the shares of New EM common stock they will receive at closing of the Business Combination until the third anniversary of the close of the Business Combination.

On January 5, 2026, in connection with the Business Combination, the equityholders of the Four Entities and the Company’s holders of the Company’s member units entered into lock-up agreements under which they agreed to certain customary lock-up restrictions on their ability to transfer the shares of New EM common stock they received at closing of the Business Combination until up to the third anniversary of the close of the Business Combination. Similarly, on January 5, 2026, the Company’s convertible preferred units entered into lock-up agreements under which they agreed to certain customary lock-up restrictions on their ability to transfer the shares of New EM common stock they received at closing of the Business Combination until seven calendar days following the close of the Business Combination.

Note 4 — Proposed Business Combination (cont.)

During the period from February 8, 2024 (inception) to December 31, 2024, the Company entered into seven agreements to acquire controlling interests in seven different entities in connection with the Business Combination. Two of these agreements were terminated as of December 31, 2024, one of these agreements was terminated as of July 3, 2025, and the remaining agreements with four entities were terminated and replaced with share exchange agreements between each of the four Korean companies and a subsidiary of the Company (“EMT Sub”). The share exchange agreements were approved by the shareholders of the four Korean domiciled companies on June 2, 2025, with no dissenting shareholders. The share exchange agreements were consummated on January 5, 2026, immediately prior to the closing of the Business Combination. Under the share exchange agreements with the Four Entities, EMT Sub acquired the following shares of each target’s common stock in exchange for the following number of non-voting EM LLC member units to be contributed to EMT Sub by EM LLC:

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Target	Shares of Target’s common stock	Exchange Ratio	EM Units	Value
NS World, Co., Ltd. (“NSW”)	289,055	0.009427	2,725	$12,970,000
Handa Lab Co., Ltd. (“Handa”)	380,800	0.004138	1,576	$7,500,000
KCM Industry Co., Ltd. (“KCM”)	21,666	0.1396	3,026	$14,400,000
KMMI, Inc.(“KMMI”)	22,080	0.4187	9,244	$44,000,000

During the year ended December 31, 2025 and the period from February 8, 2024 (inception) to December 31, 2024, the Company has incurred and paid approximately $2,047,000 and $1,553,000, respectively, in connection with the audit, accounting and legal fees of the seven entities for which agreements were entered into.

Terminated Acquisitions during 2024

On March 15, 2024, the Company entered into a heads of agreement with KMMI (the “First HOA”) to acquire 100% of the outstanding shares of KMMI in exchange for shares of New EM common stock totaling an estimated $44.0 million, that will be adjusted based on the results of due diligence on KMMI. The closing of this transaction is subject to the proxy statement/prospectus filed by WTMA being declared effective by the SEC. In February 2025, the First HOA was terminated and replaced by a share exchange agreement between a subsidiary of WTMA and KMMI, which the Company is not directly a party to until such time the Business Combination closes.

On March 15, 2024, the Company entered into a heads of agreement with Handa (the “Second HOA”). to acquire 100% of the outstanding shares of Handa in exchange for shares of New EM common stock totaling an estimated $7.5 million, that will be adjusted based on the results of due diligence on Handa. The closing of this transaction is subject to the proxy statement/prospectus filed by WTMA being declared effective by the SEC. In February 2025, the Second HOA was terminated and replaced by a share exchange agreement between a subsidiary of WTMA and Handa, which the Company is not directly a party to until such time the Business Combination closes.

On March 15, 2024, the Company entered into a heads of agreement with KCM (the “Third HOA”) to acquire 100% of the outstanding shares of KCM in exchange for shares of New EM common stock totaling an estimated $14.4 million, that will be adjusted based on the results of due diligence on KCM. The closing of this transaction is subject to the proxy statement/prospectus filed by WTMA being declared effective by the SEC. In February 2025, the Third HOA was terminated and replaced by a share exchange agreement between a subsidiary of WTMA and KCM, which the Company is not directly a party to until such time the Business Combination closes.

On March 15, 2024, the Company entered into a heads of agreement with NSW (the “Fourth HOA”) to acquire 100% of the outstanding shares of NSW in exchange for shares of New EM common stock totaling an estimated $13.0 million, that will be adjusted based on the results of due diligence on NSW. The closing of this transaction is subject to the proxy statement/prospectus filed by WTMA being declared effective by the SEC. In February 2025, the Fourth HOA was terminated and replaced by a share exchange agreement between a subsidiary of WTMA and NSW, which the Company is not directly a party to until such time the Business Combination closes.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Proposed Business Combination (cont.)

In March 2024, the Company entered into an investment agreement with Clever Co. Ltd (“Clever”), a company incorporated in Korea to acquire at least 80%, but up to 100%, of the outstanding shares of Clever Co. Ltd in exchange for shares of New EM common stock totaling at least an estimated $14.1 million, but up to an estimated $17.6 million, with the amount adjusted in proportion the percentage of shares acquired. In October 2024, the Company decided not to pursue the acquisition of Clever.

In June 2024, the Company entered into an investment agreement with Camston Wrather LLC (“CW”), a company incorporated in Delaware to acquire 100% of the outstanding Class D units of CW in exchange for $1,250.0 million, payable through the issuance of shares of New EM common stock totaling an estimated $850.0 million and in exchange for cash totaling $400.0 million. In October 2024, the Company decided not to pursue the acquisition of CW and in November 2024 sent CW notice of termination.

On August 26, 2024, the Company entered into an investment agreement with Robert N Feldman Revocable Living Trust (the “Trust”), owner of 100% of the shares of Critical Mineral Recovery, Inc (“CMR”) (the “August CMR Investment Agreement”) to acquire 100% of the outstanding shares of CMR. The August CMR Investment Agreement was subsequently terminated on November 4, 2024 as a result of a fire sustained at CMR’s facility on October 30, 2024, which resulted in a total loss of the physical facility.

On November 4, 2024, the Company entered into a new investment agreement with the Trust (the “November CMR Investment Agreement”) to acquire 100% of the outstanding shares of CMR in exchange for $400.0 million, payable through the issuance of shares of New EM common stock totaling an estimated $225.0 million and in exchange for cash totaling $175.0 million. The $175.0 million cash payment is to be used by CMR to redeem all of its outstanding shares for $125.0 million and to repay CMR’s debt for $50.0 million. The actual purchase price will be adjusted based on the results of due diligence on CMR. In February 2025, the November CMR Investment Agreement was terminated and replaced by the February 2025 Merger Agreement, which the Company is not directly a party to until such time the Business Combination closes.

Terminated Acquisitions during 2025

In March 2025, the Company entered into an amended and restated agreement and plan of merger with WTMA, the Company Critical Mineral Recovery, Inc. (“CMR”), and the other parties thereto (the “March 2025 Merger Agreement”) providing for the acquisition of CMR. The March 2025 Merger Agreement amended and restated the Agreement and Plan of Merger, dated February 10, 2025, in its entirety. The March 2025 Merger Agreement was terminated on July 3, 2025.

In September 2024, the Company entered into a Transactional Advance Agreement (“CMR Advance Agreement”) with CMR. Under the CMR Advance Agreement, the Company agreed to advance CMR $12,000,000 in three installments in connection with the contemplated acquisition of CMR. During the period from February 8, 2024 (inception) to December 31, 2024, a total of $9,000,000 was advanced to CMR under the terms of the CMR Advance Agreement. No amounts were advanced to CMR during the year ended December 31, 2025. As of December 31, 2025, $9,000,000 was outstanding under the CMR Advance Agreement.

For the year ended December 31, 2025 and for the period from February 8, 2024 (inception) to December 31, 2024, allowances for credit loss of $4,500,000 were included in the accompanying consolidated statements of operations and comprehensive loss. In light of the termination of the March 2025 Merger Agreement effective July 3, 2025, the Company determined a full allowance for credit losses was necessary for the monies advanced under the CMR Advance Agreement.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Notes Receivable

Notes receivable consisted of the following as of December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
CMR Advances (see Note 4)	$9,000,000	$9,000,000
WTMA Sponsor Notes	2,319,128	1,191,865
WTMA Co-Sponsor Note	331,785	331,785
Acquired Notes	2,000	—
Clever Note	—	200,000
Notes Receivable	11,652,913	10,723,650
Less: Allowance for credit losses	(10,159,565)	(5,265,933)
Less: Notes receivable, current portion, net of allowance for credit losses	(1,493,348)	(957,717)
Notes Receivable, net of current portion, net of allowance for credit losses	$—	$4,500,000

WTMA Sponsor Notes

During 2025 and 2024, the Company and the Sponsor entered into four unsecured promissory notes totaling approximately $1,127,000 and four unsecured promissory notes totaling approximately $1,192,000, respectively, (the “WTMA Sponsor Notes”). The WTMA Sponsor Notes are non-interest bearing and mature on the earlier of the (a) Closing or (b) liquidation of WTMA.

For the year ended December 31, 2025 and for the period from February 8, 2024 (inception) to December 31, 2024, allowances for credit loss of approximately $564,000 and $596,000, respectively, related to the WTMA Sponsor Notes were included in the accompanying consolidated statements of operations and comprehensive loss.

WTMA Co-Sponsor Note

During April 2024, the Company and the co-sponsor of WTMA entered into a senior secured promissory note in the amount of approximately $332,000 (the “WTMA Co-Sponsor Note”). The WTMA Co-Sponsor Note is non-interest bearing and matures on the earlier of the (a) Closing or (b) March 31, 2025. The WTMA Co-Sponsor Note is senior to other obligations of the borrower at any time and is secured by all shares of the borrower on a pari-passu basis with other notes in the series. As of December 31, 2025, the WTMA Co-Sponsor Note was in maturity default.

Acquired Notes

During September 2025, the Company acquired two notes receivables with aggregate principal balance of approximately $56,578,000 for an aggregate purchase price of $2,000. These acquisitions were determined to be asset acquisitions. Accordingly, the acquired notes receivable were recorded at cost on the acquisition date. There were no transactions costs incurred related to these acquisitions during the year ended December 31, 2025.

Clever Note

During April 2024, the Company entered into a loan agreement (the “Clever Note”) with Clever Co. Ltd (“Clever”), in the amount of $200,000. The Company collected the Clever Note in full during April 2025. Accordingly, during the year ended December 31, 2025, the Company removed the allowance for credit loss of $170,000 that was recorded as of December 31, 2024.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Convertible Notes Receivable

During 2024 the Company entered into three convertible promissory notes with CW whereby the Company advanced an aggregate principal amount of $12,500,000 (collectively, the “CW Notes”) to fund its working capital. With the first advancement under the CW Notes in June 2024, the Company became a senior lender under CW’s credit agreement.

The Company has the option to convert 100% of the outstanding principal balance, excluding unpaid interest, on the CW Notes into CW’s Class AA Units of capital stock at the rate of one CW’s Class AA Unit per $1.00. Prepayment of principal and accrued interest without consent of the Company is permitted. The CW Notes bear interest at a rate per annum equal to the adjusted daily Secured Overnight Financing Rate (3.87% at December 31, 2025) (“SOFR”) plus an applicable margin of 10.00% (13.87% at December 31, 2025) and matured on December 28, 2024 and is recorded on a paid in-kind basis through an increase in the outstanding principal balance amount of the CW Notes (inclusive of interest capitalized the prior quarter).

In November 2024, the Company terminated its investment agreement with CW (see Note 4) in accordance with the terms of the investment agreement and notified CW that approximately $4,174,000 of the advances made by the Company under the convertible note receivable were due and payable. As of September 30, 2025, the CW Note was placed in non-accrual status. As of December 31, 2025, approximately $13,209,000 was outstanding under the CW Notes and in maturity default, which includes $709,000 of paid in-kind interest income recognized during the period from February 8, 2024 (inception) to December 31, 2024 and included as a component of interest income on the accompanying consolidated statements of operations and comprehensive loss. For the year ended December 31, 2025, approximately $2,009,000 of paid in-kind interest was not recorded as the CW Notes were on non-accrual status.

For the year ended December 31, 2025 and for the period from February 8, 2024 (inception) to December 31, 2024, an allowance for credit losses of approximately $1,981,000 and $11,228,000, respectively, related to the CW Notes, of which approximately $106,000 and $603,000, respectively, was related to paid in-kind interest, was included in the accompanying statements of operations and comprehensive loss.

Note 7 — Notes Receivable, Related Party

During 2025 and 2024, the Company and the voting member of the Company entered into nine unsecured promissory notes in the aggregate amount of approximately $3,145,000 and five unsecured promissory notes in the aggregate amount of approximately $3,250,000, respectively, (the “Related Party Notes”). The Related Party Notes are non-interest bearing and mature on the earlier of (a) the Closing or (b) December 31, 2025. As of December 31, 2025 and 2024, approximately $6,395,000 and $3,250,000 was outstanding under Related Party Notes. As of December 31, 2025, the Related Party Notes were in maturity default.

During November 2025, the Company advanced $1,940,000 to EMT Asia Co., Ltd. (“EMT Asia”), a company wholly owned by the voting member of the Company, pursuant to unsecured promissory notes bearing interest at 6% per annum and maturing on May 26, 2026 (“EMT Asia Note Receivable”). As of December 31, 2025, $1,940,000 was outstanding under the EMT Asia Note Receivable. For the year ended December 31, 2025, interest income totaled approximately $11,000 and was included as a component of interest income on the accompanying consolidated statements of operations and comprehensive loss.

For the year ended December 31, 2025 and the period from February 8, 2024 (inception) to December 31, 2024, allowance for credit losses of $2,543,000 and $1,625,000, respectively, related to the Related Party Notes and the EMT Asia Note Receivable were included in the accompanying consolidated statements of operations and comprehensive loss.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Derivative Liabilities

July Investment Agreement Derivative

In July 2024 the Company entered into an investment agreement (the “July Investment Agreement”) with an existing holder of the Company’s convertible preferred units (the “Anchor Investor”), and amended in December 2024, whereby in exchange for $17,500,017 cash consideration (a) the Company committed to issue 17,500,017 units of convertible preferred units with the same rights, preferences and privileges and restrictions as the outstanding convertible preferred units, with a stated conversion rate of 5:1, whereby 3,500,000 shares of New EM common stock would be issued in exchange for the convertible preferred units issued at the closing of the Business Combination (see Note 10), (b) the Company will pass through the economics of the CW Notes to the Anchor Investor, whereby an estimated $25,000,000 cash payment and the shares of New EM stock totaling an estimated $212,500,000 the Company receives at closing of the Business Combination in connection with the conversion of the CW Notes will be transferred to the Anchor Investor, (c) an allocation of shares of New EM common stock valued at 10.0% of the Company’s fully diluted ownership in New EM to the Anchor Investor at closing of the Business Combination. The Company is required to make a $45,000,000 payment to the Anchor Investor at closing of the Business Combination, by either (i) transferring New EM common shares totaling $45,000,000 that were included in the S-4 registration statement that are not subject to a lock up period or (ii) making a $45,000,000 cash payment. Other than the New EM common shares valued at $45,000,000 that may be transferred at closing of the Business Combination, the shares to be transferred to the Anchor Investor will be subject to a lock-up period.

Pursuant to the terms of the July Investment Agreement, the gross investment of the Anchor Investor as of the July Investment agreement will be secured by the managing member’s life insurance policy totaling $2,500,000 and the Anchor Investor will assist the Company with raising an additional $30,000,000 of convertible preferred units from other investors.

Under the July Investment Agreement, the following financial instruments were identified:

●	the Company’s promise to issue the Anchor Investor an estimated $212,500,000 of New EM common shares (the “Anchor Investor Share Issuance Obligation”) at closing of the Business Combination. The Anchor Investor Share Issuance Obligation is recorded as a liability in accordance with ASC 480.

●	the Company’s promise to issue a variable number of New EM common shares to the Anchor Investor equal to 10.0% of the Company’s fully diluted ownership in New EM at closing of the Business Combination (the “Anchor Investor Share Allocation Obligation”). The Anchor Investor Share Allocation Obligation is recorded as a liability in accordance with ASC 480 and ASC 815.

●	the requirement to pay the Anchor Investor $25,000,000 at closing of the Business Combination (the “Anchor Investor Payment Obligation”). The Anchor Investor Payment Obligation is recorded in accordance with ASC 815.

The above financial instruments are accounted for as a single, compound embedded derivative and referred to as the “July Investment Agreement Derivative”. The fair value of the July Investment Agreement Derivative exceeded the proceeds received, and as such the July Investment Agreement Derivative was recorded at fair value with the excess of the fair value over the proceeds recorded as a day one loss on July Investment Agreement Derivative on the accompanying consolidated statements of operations and comprehensive loss.

As of the issuance date the July Investment Agreement Derivative was measured at fair value of approximately $37,660,000 and re-measured to fair value at each subsequent reporting period (see Note 12). For the period from February 8, 2024 (inception) to December 31, 2024, a day one loss on issuance of July Investment Agreement Derivative of approximately $20,160,000 was recorded as a component of other income (expense) on the accompanying consolidated statement of operations and comprehensive loss.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Derivative Liabilities (cont.)

Convertible Preferred Unit Issuance

Certain convertible preferred unit issuances (see Note 10) provided investors with additional share allocation issuance whereby the investors will receive a variable number of New EM common shares equal to either: (i) 1.0% of the Company’s fully diluted ownership in New EM at closing of the Business Combination for every additional $2,000,000 investment into the Company’s convertible preferred units the investors purchase or (ii) a pro rata percentage of 1.0% of the Company’s fully diluted ownership in New EM at closing of the Business Combination equal to the percentage of the investor’s investment into the Company’s convertible preferred units the investors purchase divided by either (a) $2,000,000 or (ii) $4,000,000, as determined by the terms of each investor’s convertible preferred unit agreement.

The additional share allocation issuances are collectively referred to as the “CPU Share Allocation Obligations” and are calculated on one of the above methods based on the terms of the investor’s specific convertible preferred unit agreement. The additional share allocation was provided to certain investors as an incentive to make additional future investments into the Company’s convertible preferred units.

For convertible preferred unit issuances where proceeds received from the convertible preferred unit issuances exceeded the fair value of the CPU Share Allocation Obligation, the convertible preferred unit issuances were recorded net of the fair value attributed to the CPU Share Allocation Obligation at issuance.

For convertible preferred unit issuances where the fair value of the CPU Share Allocation Obligation exceeds the proceeds received from the convertible preferred unit issuances, the CPU Share Allocation Obligation was recorded at fair value with the excess of the fair value over the proceeds recorded as a day one loss on CPU Share Allocation Obligation on the accompanying consolidated statements of operations and comprehensive loss.

As of the various issuance dates, the CPU Share Allocation Obligations were measured at fair value aggregating to approximately $8,170,000 and $8,371,000 for the year ended December 31, 2025 and the period from February 8, 2024 (inception) to December 31, 2024, respectively, and re-measured to fair value at each subsequent reporting period (see Note 12). For the year ended December 31, 2025 and the period from February 8, 2024 (inception) to December 31, 2024, the day one loss on CPU Share Allocation Obligations of approximately $404,000 and $228,000, respectively, were recorded as a component of other income (expense) on the accompanying consolidated statements of operations and comprehensive loss.

Note 9 — Notes Payable, Related Party

During 2025, the Company entered into five non-interest loan agreements with EMT Asia, a company wholly owned by the voting member of the Company, for aggregate proceeds of approximately KRW 695,347,000 (approximately $484,000 as of December 31, 2025) (the “EMT Asia Loans Payable”). All loans mature six months from the date of the loan and maturity dates range between May 2026 and June 2026. There are no prepayment penalties on these loan agreements. As of December 31, 2025, approximately $484,000 remains outstanding on these loan agreements.

Note 10 — Members’ Deficit

The Company was authorized to issue an unlimited number of participating member units at no par value, an unlimited number of member non-voting units at no par value, and an unlimited number of convertible preferred units at no par value.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Members’ Deficit (cont.)

Member Units:    On May 15, 2025, the Company amended its operating agreement to create a non-voting member unit class. Subject to approval, the Company may issue an unlimited number of non-voting member units and any voting member units can be converted into non-voting member units. On May 15, 2025, 900,000 of the Company’s member units held by the sole member were exchanged for 900,000 non-voting member units and par was proportionately reclassified between the classes of members units. There was no net effect to members’ deficit for this exchange. As of December 31, 2025, there were 100,000 voting member units and 900,000 non-voting member units issued and outstanding.

The voting and non-voting member units have identical rights and preferences with the exception of voting rights.

Convertible Preferred Units:    During the year ended December 31, 2025 and the period from February 8, 2024 (inception) to December 31, 2024, the Company issued 24,441,000 and 35,230,021 convertible preferred units, respectively, in exchange for $1.00 per unit for gross proceeds of $24,441,000 and approximately $35,230,000, respectively. Certain issuances of convertible preferred units provide the investor an additional share allocation issuance (see Note 8).

The Company intends to use the proceeds from the convertible preferred units as working capital to complete the Business Combination (see Note 4) and acquire the Four Entities (see Note 1), with the exception if the convertible preferred unit issuance during June 2024 raising gross proceeds of $2,500,000, which was used to acquire the CW Note (see Note 6). The convertible preferred units were accounted for as permanent equity.

The rights, preferences, privileges and restrictions for the convertible preferred units are as follows:

Dividends:    Non-cumulative, simple dividend of 5% per annum accrues on the principal amount, payable annually and deferred for the first 36-months.

Liquidation preference:    None

Conversion:    Convertible preferred units issued between February 8, 2024 (inception) and March 31, 2025 are convertible into shares of New EM common shares at the option of the holder, according to a conversion ratio set forth in the holder’s convertible preferred unit agreement assuming a New EM common share price of $10.00 at Closing. Convertible preferred units issued between April 1, 2025 and December 31, 2025 will be automatically converted into shares of New EM common shares ninety days after the Closing.

The Conversion ratio for convertible preferred units issued as of December 31, 2025 was as follows:

	Convertible Preferred Units	Conversion Ratio	New EM common shares
March 2024	1,100,003	1:1	1,100,003
April 2024	864,655	1:1	864,655
May 2024	1,265,347	1:1	1,265,347
June 2024	2,500,000	5:1	500,000
July 2024	19,500,016	5:1	3,900,003
August 2024	100,000	5:1	20,000
October 2024	5,700,000	5:1	1,140,000
November 2024	500,000	5:1	100,000
December 2024	3,700,000	5:1	740,000
January 2025	500,000	5:1	100,000

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Members’ Deficit (cont.)

	Convertible Preferred Units	Conversion Ratio	New EM common shares
February 2025	2,700,000	5:1	540,000
March 2025	1,850,000	5:1	370,000
March 2025	2,000,000	1:1	2,000,000
September 2025	16,550,000	6:1	2,758,333
October 2025	620,000	6:1	103,333
December 2025	221,000	6:1	36,833
Total	59,671,021		15,538,507

Redemption:    The convertible preferred units are not redeemable at the option of the holder, on either a contingent or non-contingent basis.

Voting:    The convertible preferred units are non-voting.

Note 11 — Share-Based Compensation

In September 2024, the Company entered into an agreement with a vendor (the “Vendor Agreement”) whereby the Company has the option to settle its obligations for services provided with either cash payments when the services are rendered or the issuance of a fixed monetary amount of New EM common shares at the closing of the Business Combination (the “Vendor Share-Based Settlement Obligation”). The Vendor Agreement was classified as a liability share-based payment transaction in accordance with ASC 718 and ASC 480, with the identification of two service conditions. The vesting period is measured on the effective date of the agreement as the period the services are expected to be rendered, and re-assessed each reporting period until the services are fully rendered and the share-based payment transaction is fully vested.

In December 2024, the Company amended the Vendor Agreement (the “Amended Vendor Agreement”), replacing the Company’s settlement options for services provided with an exclusive cash payment option. The Company determined the Amended Vendor Agreement was a modified liability-classified award. Accordingly, the Company re-measured the Vendor Share-Based Settlement Obligation as of the cancellation date noting a nominal change in the fair value for the period from February 8, 2024 (inception) to December 31, 2024 (see Note 12) and recognized the difference between the cumulative compensation cost under the original award and the cumulative cost on the modified award, as compensation cost.

Note 12 — Fair Value Measurements

The following table presents assets and liabilities measured at fair value by classification within the fair value hierarchy as of:

	Level I	Level II	Level III	Total
December 31, 2025
Assets
Money Market Funds	$11,671,467	$—	$—	$11,671,467
Total assets	$11,671,467	$—	$—	$11,671,467
Liabilities
July Investment Agreement Derivative	$—	$—	$379,204,796	$379,204,796
CPU Share Allocation Obligation	—	—	292,679,981	292,679,981
Total liabilities	$—	$—	$671,884,777	$671,884,777

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Fair Value Measurements (cont.)

	Level I	Level II	Level III	Total
December 31, 2024
Assets
Money Market Funds	$2,588,289	$—	$—	$2,588,289
Total assets	$2,588,289	$—	$—	$2,588,289
Liabilities
July Investment Agreement Derivative	$—	$—	$53,231,638	$53,231,638
CPU Share Allocation Obligation	—	—	10,231,516	10,231,516
Total liabilities	$—	$—	$63,463,154	$63,463,154

The following table provides a reconciliation of the beginning and ending balance associated with the liabilities measured at fair value using significant unobservable inputs for the year ended December 31, 2025 and for the period from February 8, 2024 (inception) to December 31, 2024:

	July Investment Agreement Derivative (Level III)	CPU Share Allocation Obligation (Level III)
Balance, February 8, 2024 (inception)	$—	$—
Additions	37,660,336	8,370,647
Change in fair value	15,571,302	1,860,869
Balance, December 31, 2024	53,231,638	10,231,516
Additions	—	8,169,984
Change in fair value	325,973,158	274,278,481
Balance, December 31, 2025	$379,204,796	$292,679,981

Money Market Funds

Money market funds are investments with maturities within three months of their purchase dates held at banks, that approximate fair value based on Level I measurements.

Derivative Liabilities

Prior to December 31, 2025, the Company utilized scenario-based valuation models to value the July Investment Agreement Derivative and the CPU Share Allocation Obligations (collectively, the “Derivative Liabilities”) at issuance and each subsequent reporting period. A key estimate used in the valuations of the Derivative Liabilities is an enterprise valuation of New EM, which included the acquisition of the Four Entities which uses a sum-of-the-parts valuation model that combined the arm’s length purchase prices of the Four Entities pursuant to acquisition agreements signed with the Company on February 10, 2025, and the invested capital of the Company for each measurement date. Prior to the termination of the March 2025 Merger Agreement, CMR was also included as a component of the sum-of-the-parts valuation model.

As of December 31, 2025, the Company updated its valuation methodology to reflect the advanced stage of the Business Combination and the availability of observable market-based inputs. At that date, substantially all substantive closing conditions had been satisfied, and the only remaining item was final Nasdaq listing approval, which was subsequently obtained on January 2, 2026, with the Business Combination closing on January 5, 2026. Given the proximity to closing and the presence of a publicly traded instrument directly linked to the post-closing equity structure, management determined that a market-based valuation approach more faithfully reflected fair value as of December 31, 2025.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Fair Value Measurements (cont.)

Accordingly, for the December 31, 2025 measurement, the Company first determined the implied equity value of EM&T on a pro forma fully diluted basis at closing. The Company then applied a market-based adjustment derived from the trading price of WTMA Rights, which were publicly traded securities that converted into WTMA common shares at a fixed ratio upon consummation of the Business Combination. The implied ratio between the aggregate conversion value of the Rights and the trading price of WTMA common shares reflected the market’s assessment of both (i) the probability of closing and (ii) expected post-closing share price performance. The final market-based adjustment incorporated the observable Rights pricing, which inherently reflected both closing risk and market expectations regarding post-closing performance.

As a result, the December 31, 2025 valuation of the Derivative Liabilities was based on the implied EM&T equity value at closing, adjusted by the market-derived factor from WTMA Rights pricing, rather than solely on the prior sum-of-the-parts enterprise valuation framework.

July Investment Agreement Derivative:

The Company utilized the following assumptions to value the July Investment Agreement Derivative:

	December 31, 2025	December 31, 2024	July 18, 2024 (issuance)
Expected Business Combination date	January 5, 2026	June 30, 2025	June 30, 2025
Term (years)	0.01	0.50	0.95
Risk free rate	3.7%	4.2%	4.9%
CCC credit rating	15.7%	8.7%	19.4%
Present value factor	1.00	0.98	0.80 – 0.95
Probability of Business Combination close	90.0%	60.0%	60.0%
Market adjustment(1)	45.5%	NA	NA
Expected Company fully diluted ownership of New EM	96.5%	71.3%	71.3%
Additional share allocation percentage	10.0%	10.0%	10.0%

(1)	Market adjustment inherently considers probability of Business Combination close and post Business Combination close price movements to the New EM common share price per share.

A loss on change in fair value of July Investment Agreement Derivative was approximately $325,973,000 and $15,571,000 for the year ended December 31, 2025 and for the period from February 8, 2024 (inception) to December 31, 2024, respectively, and was reported as a component of other income (expense) on the accompanying consolidated statements of operations and comprehensive loss.

CPU Share Allocation Obligations:

The CPU Share Allocation Obligations are contingent on the closing of the Business Combination and certain convertible preferred unit holders entering into additional convertible preferred unit agreements in increments of $2,000,000 or $4,000,000, as defined in an investor’s specific convertible preferred unit agreement. As of December 31, 2025 and 2024, the CPU Share Allocation Obligation totaled 11.28% and 4.75%, respectively, which represented an estimated 10.84 % and 2.85%, respectively, of outstanding shares of New EM Common Stock at the Closing.

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Fair Value Measurements (cont.)

The Company utilized the following assumptions to value the CPU Share Allocation Obligations as of the balance sheet dates:

	December 31, 2025	December 31, 2024
Expected Business Combination date	January 5, 2026	June 30, 2025
Term (years)	0.01	0.50
Risk free rate	3.7%	4.2%
Present value factor	1.00	0.98
Probability of Business Combination close	NA	60.0%
Market adjustment(1)	45.5%	NA
Expected Company fully diluted ownership of New EM	96.5%	71.3%
Additional share allocation percentages	11.28%	4.75%

(1)	Market adjustment inherently considers probability of Business Combination close and post Business Combination close price movements to the New EM common share price per share.

The Company utilized the following assumptions to value the CPU Share Allocation Obligations as of the respective issuance dates:

	November 2025 (issuances)	October 2025 (issuances)	September 2025 (issuances)	March 2025 (issuances)	February 2025 (issuances)	December 2024 (issuances)	October 2024 (issuances)	July 2024 (issuance)
Expected Business Combination date	December 30, 2025	December 30, 2025	December 30, 2025	June 30, 2025	June 30, 2025	June 30, 2025	June 30, 2025	June 30, 2025
Term (years)	0.12 – 0.15	0.20 – 0.23	0.27 – 0.29	0.25	0.35 – 0.37	0.54 – 0.56	0.68	0.92
Risk free rate	3.9%	4.0%	3.9%	4.3%	4.3%	4.2 – 4.3%	4.3%	4.8%
Present value factor	0.99 – 1.00	0.99	0.99	0.99	0.99	0.98	0.97	0.96
Probability of Business Combination close	60.0%	60.0%	60.0%	60.0%	60.0%	60.0%	60.0%	60.0%
Expected Company fully diluted ownership of New EM	98.7%	98.7%	97.8%	71.3%	71.3%	71.3%	71.3%	71.3%
Additional share allocation percentages	0.07%	0.17%	4.14%	1.80%	1.35%	1.75%	2.0%	1.0%

A loss on change in fair value of the CPU Share Allocation Obligations was approximately $274,278,000 and $1,861,000 for the year ended December 31, 2025 and for the period from February 8, 2024 (inception) to December 31, 2024, respectively, and was reported as a component of other income (expense) on the accompanying consolidated statements of operations and comprehensive loss.

Vendor Share-Based Settlement Obligation

The Company utilized a scenario-based valuation model to value the Vendor Share-Based Settlement Obligation at issuance, utilizing the following assumptions:

	December 31, 2024 (cancellation)	September 20, 2024 (issuance)
Expected Business Combination date	June 30, 2025	June 30, 2025
Term (years)	0.53	0.78
Risk free rate	4.2%	4.2%
Present value factor	0.97	0.97
Implied probability Business Combination closes	8.3%	15.4%

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Fair Value Measurements (cont.)

During the period from February 8, 2024 (inception) to December 31, 2024, the Company recognized $40,000 of compensation cost associated with the Amended Vendor Agreement, with approximately $6,000 of compensation cost recognized at the time the Vendor Agreement was modified and an additional compensation cost of approximately $34,000 was recognized as incremental compensation cost resulting from the modification of the award. As of December 31, 2025 and 2024, $40,000 was recorded as a component of accrued expenses associated with the Company’s obligations for the services received under this agreement.

Note 13 — Commitments and Contingencies

Indemnification Agreements:    The Company enters into contractual relationships that contain indemnification provisions in its normal course of business with other parties. The Company may agree to hold other parties harmless against specific losses, such as those that could arise from a breach of representation, covenant, or third party infringement claims. It may not be possible to determine the maximum potential amount of liability under such indemnification agreements due to the unique facts and circumstances that are like to be involved in each particular claim and indemnification provision. Historically, there have been no such indemnification claims. Management believes any liability arising from these agreements will not be material to the Company’s consolidated financial statements.

Legal Matters:    The Company may periodically become involved in legal proceedings, legal actions, and claims arising in the normal course of business, including proceedings relating to intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions, and claims will not have a significant adverse effect, individually, or in aggregate, on the Company’s financial position, results of operations or cash flows.

Note 14 — Related Party Transactions

The Company has entered into transactions with its voting member or a company owned solely by its managing member for consulting services, reimbursement of travel expenses incurred on behalf of the Company, and issuance of twelve unsecured promissory notes receivable.

During the year ended December 31, 2025 and for the period from February 8, 2024 (inception) to December 31, 2024, the Company reimbursed its voting member for travel expenses and corporate expenses incurred on behalf of the Company totaling approximately $219,000 and $369,000, respectively. These amounts are included in general and administrative expenses on the accompanying consolidated statements of operations and comprehensive loss. As of December 31, 2025 and 2024, approximately $3,200 was owed to the Company’s voting member and is included as a component of accounts payable on the accompanying consolidated balance sheets.

During the period from February 8, 2024 (inception) to December 31, 2024, the Company paid a company owned 100% by its voting member for consulting services totaling approximately $63,000. These amounts are included in general and administrative expenses on the accompanying consolidated statements of operations and comprehensive loss. As of December 31, 2025 and 2024, no amounts were owed to this company. There were no amounts incurred or paid to this company during the year ended December 31, 2025.

During 2025 and 2024, the Company advanced approximately $3,145,000 and $3,250,000, respectively, to the Company’s voting member under the Related Party Notes (see Note 7).

On November 26, 2025, the Company entered into two types of transactions with EMT Asia, a company wholly owned by the Company’s voting member, whereby the Company advanced $1,940,000 pursuant to the EMT Asia Note Receivable (see Note 7) and the Company’s subsidiaries borrowed approximately KRW 695,347,000 (approximately $484,000 as of December 31, 2025) pursuant to the EMT Asia Loans Payable (see Note 9).

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Subsequent Events

On January 5, 2026, subsequent to the balance sheet date, the Company completed two concurrent transactions: a reverse recapitalization and the acquisition of four operating companies. These transactions represent non-recognized subsequent events in accordance with ASC 855, Subsequent Events. Accordingly, the accompanying financial statements as of and for the year ended December 31, 2025, do not reflect any effects of these transactions, and no post-acquisition operating results are included for the period then ended.

Reverse Recapitalization

On January 5, 2026, the Company was legally acquired by Welsbach Technology Metals Acquisition Corp. (“WTMA”), a special purpose acquisition company. For financial accounting and reporting purposes, this transaction was accounted for as a reverse recapitalization, with the Company being treated as the accounting acquirer. As a result, the historical financial statements of the Company will become the historical financial statements of the combined entity, which was renamed Evolution Metals & Technologies Corp. (“EM&T”).

Acquisition of Korean Operating Companies

Concurrent with the reverse recapitalization on, January 5, 2026, in exchange for 6,461 shares of the Company and approximately $48.3 million of liabilities incurred to dissenting shareholders, the Company acquired 100% of the voting equity interests in four Korean operating companies: Handa Lab Co., Ltd. (“Handa Lab”), KMMI, INC. (“KMMI”), NS World Co., Ltd. (“NS World”), and KCM Industry Co., Ltd. (“KCM”) (collectively, the “Operating Companies”). The primary purpose for the acquisitions is to build a complete and integrated global supply chain focused on midstream processing of critical materials, including precious metals, battery metals, magnets & rare earth elements, and its related products. Descriptions of the Operating Companies are as follows:

-	Handa Lab specializes in the manufacturing and sale of intelligent monitoring systems, machine vision and laser testing systems, data gathering systems;

-	KMMI focuses on the production of sintered magnets, using the NdPr alloy;

-	NS World specializes in the production of bonded magnets, using NdPr alloy; and

-	KCM specializes in the manufacturing and sale of neodymium-iron-boron (“NdFeb”) powder for NdFeb permanent magnets.

The following table summarizes the total estimated consideration transferred for each acquisition:

in thousands	Handa Lab	KMMI	NS World	KCM	Total
Equity	$2,702	$16,141	$6,485	$5,423	$30,751
Liabilities incurred to dissenting shareholders	4,814	27,951	6,507	9,006	48,278
Total estimated consideration	$7,516	$44,092	$12,992	$14,429	$79,029

EVOLUTION METALS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Subsequent Events (cont.)

The following table summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed. The initial accounting for this business combination is incomplete as the Company is still in the process of finalizing the valuation of certain intangible assets, property, plant, and equipment, liabilities assumed, and obligations incurred to former owners included in consideration. Accordingly, the provisional amounts are subject to change, and any adjustments are expected to be completed within the one-year measurement period from the acquisition date.

in thousands	Handa Lab	KMMI	NS World	KCM	Total
Total estimated consideration	$7,516	$44,092	$12,992	$14,429	$79,029
Less: Net assets acquired
Historical net assets (liabilities)	353	(58)	(1,710)	(976)	(2,391)
Liabilities not assumed	81	471	110	152	813
Intangible assets (FV Step-up)	3,981	340	1,620	940	6,881
Property, plant and equipment (FV Step-up)	38	(308)	21	(147)	(396)
Deferred tax liabilities (assets)	(804)	(7)	(328)	(159)	(1,297)
Total identifiable net assets	3,649	439	(287)	(190)	3,610
Preliminary goodwill	$3,867	$43,653	$13,279	$14,619	$75,419

The goodwill is attributable to expected strategic synergies and the value of the assembled workforces. The amount of goodwill expected to be deductible for tax purposes has not yet been determined.

Acquisition-related transaction costs of approximately $2.1 million, comprised of legal, advisory, and accounting fees, were expensed as incurred and are not included as a component of consideration transferred. Separately, the Company capitalized approximately $9.3 million in equity issuance costs, which will be reclassified to additional paid-in capital as a reduction of proceeds from the reverse recapitalization.

The following unaudited pro forma financial information presents the combined results of the Company and the Operating Companies as if the reverse acquisition and the acquisition of the Operating Companies had all occurred on January 1, 2025. This pro forma information is for informational purposes only and is not necessarily indicative of the results of operations that would have occurred had the acquisitions been completed on that date, nor is it indicative of future results.

	Year Ended December 31, (Unaudited)
in thousands	2025	2024
Pro Forma Revenue	$6,833	$6,581
Pro Forma Net Loss	$(22,941)	$(63,642)

On February 24, 2026, the Company and the voting member of the Company entered into another unsecured promissory notes in the amount of $475,000.